UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2019

CANCER GENETICS, INC.

(Exact Name of Company as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Company is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CGIX	The Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

Loan from Atlas Sciences, LLC

On October 21, 2019, Cancer Genetics, Inc. (the “Company” or “CGIX”) entered into a Note Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company issued a promissory note (the “Note”) to Atlas Sciences, LLC, an institutional accredited investor (the “Investor”) in the initial principal amount of $1,347,500. The Investor gave consideration of $1,250,000, reflecting original issue discount of $87,500 and expenses payable by the Company of $10,000. The Company has used all of the proceeds from the Note for partial repayment of the past due convertible promissory note dated July 17, 2018 (the “Iliad Note”) from Iliad Research and Trading, L.P., an affiliate of the Investor.

The Note is the general unsecured obligation of the Company. Interest accrues on the outstanding balance of the Note at 10% per annum, and the Note has a 12-month term. Upon the occurrence of an event of default, interest accrues at the lesser of 22% per annum or the maximum rate permitted by applicable law. The Note contains customary default provisions, including provisions for potential acceleration.

The Investor may redeem any portion of the Note, at any time after six months from the issue date upon three business days’ notice, subject to a maximum monthly redemption amount of $300,000. The Company may prepay the outstanding balance of the Note, in part or in full without penalty.

The foregoing description is qualified in its entirety by reference to the full text of the Note and the Purchase Agreement, a copy of each of which is filed as Exhibit 4.1 and Exhibit 10.1 hereto, and each of which is incorporated herein by reference.

Settlement Agreement with NovellusDx Ltd.

In connection with the signing on September 18, 2018 of a merger agreement (the “Merger Agreement”) with NovellusDx Ltd. (“NDX”), the Company on such date also entered into a Credit Agreement (the “Credit Agreement”) with NDX, pursuant to which NDX made a loan to the Company in the amount of $1,500,000, evidenced by a promissory note dated the same date (the “NDX Note”).

The Credit Agreement was the general unsecured obligation of the Company, carried an interest rate of 10.75% per annum and provided that amounts owed by the Company to NDX under the Credit Agreement must be repaid if the Merger Agreement was terminated in accordance with its terms (or 90 days thereafter in the case of certain causes for such termination). The Merger Agreement was terminated in December 2018. Thereafter, the Company did not repay the amounts owed under the Credit Agreement when due.

On October 21, 2019, the Company and NDX entered into a Settlement Agreement (the “Settlement Agreement”), pursuant to which the Company (a) paid NDX $100,000 upon entering into the Settlement Agreement, (b) agreed to pay NDX $1,000,000 on the fifth business day after the Company receives at least $5,000,000 from Interpace Diagnostics Group, Inc. (“IDXG”) pursuant to the Excess Consideration Note issued by IDXG to the Company in connection with its acquisition of the Company’s BioPharma business (the date such payment of $1,000,000 is made, the “One Million Payment Date”), and (c) agreed to pay NDX $50,000 per month for nine months ($450,000 in the aggregate) commencing one month after the One Million Payment Date.

In addition, pursuant to the Settlement Agreement, upon the One Million Payment Date, the Credit Agreement and the NDX Note will be amended, among other things, to reduce the total amount due thereunder to the abovementioned $450,000 obligation, to be interest free, to mature nine months after the One Million Payment Date, to provide for the conversion feature described below and otherwise as provided in the Settlement Agreement. Upon a default by the Company in any payment against the $450,000 obligation, NDX has the right to convert all, but not less than all, unpaid amounts under the amended Credit Agreement and NDX Note to common stock of the Company at a price of $0.15 per share.

Additionally, upon the Company’s making the $1,000,000 payment, each party will release the other from all claims under the Credit Agreement, the NDX Note, the Merger Agreement and related documents other than the Company’s obligation to make the payments against the $450,000 obligation.

The foregoing description is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.2 hereto, and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

The information set forth above in Item 1.01 of this Report with respect to the Note Purchase Agreement, the Note and the Settlement Agreement is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Report with respect to the Settlement Agreement is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

As the result of the previously announced sale of the Company’s BioPharma business to Interpace Diagnostics Group, Inc. (Nasdaq: IDXG) or its affiliate, IDXG or its affiliate paid approximately $6 million in cash to CGIX on October 24, 2019, as partial settlement of a promissory note in the original face amount of approximately $7.7 million due to CGIX. The gross purchase price of the BioPharma sale transaction was $23.5 million less certain closing adjustments totaling approximately $2.0 million, in addition to the assumption by IDXG of approximately $5.2 million of liabilities relating to the BioPharma business. IDXG or its affiliate paid approximately $9.25 million in cash at closing to the company’s former senior secured lenders, and the balance of the cash portion of the purchase price of approximately $2.25 million (net of expenses) was paid to the company. IDXG’s subsidiary also issued a promissory note to CGIX in the original face amount of approximately $7.7 million, subject to certain post-closing adjustments and holdbacks. The note was due upon the approval by IDXG’s shareholders of a significant investment by Ampersand Capital Partners in IDXG and the closing of that investment, which occurred on October 16, 2019. The payment of approximately $6 million represents amounts known to be due at this date. After known post-closing reductions of approximately $0.8 million, the company may receive up to an additional $0.9 million in January 2020 or thereafter, subject to certain contingencies and set-off rights of IDXG.

On October 24, 2019, the Company issued a press release announcing the engagement of H.C. Wainwright & Co. LLC. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This report, including Exhibit 99.1 furnished herewith, contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, and the opposites of such words, although some forward-looking statements are expressed differently. Forward-looking statements involve known and unknown risks and uncertainties that exist in the Company’s operations and business environment, which may be beyond the Company’s control, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include, without limitation: statements regarding prospects for future transactions; and other financial information; and plans, strategies and objectives of management for future operations. The risks and uncertainties referred to above include, but are not limited to, risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2019. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Forward-looking statements represent the judgment of management of the Company regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable at the time that they are made, the Company can give no assurance that such expectations will prove to be correct. Unless otherwise required by applicable law, the Company assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibits are furnished as part of this report:

Exhibit 4.1 —Promissory Note with Atlas Sciences.

Exhibit 10.1 — Note Purchase Agreement with Atlas Sciences.

Exhibit 10.2 — Settlement Agreement with NovellusDx Ltd.

Exhibit 99.1 — Press Release, dated October 24, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

	By:	/s/ John A. Roberts
	Name:	John A. Roberts
	Title:	President and Chief Executive Officer

Date: October 24, 2019